            SHAREHOLDERS AGREEMENT, dated as of September 1, 1999 (the "Agreement"), among KEY COMPONENTS, LLC, a Delaware limited liability company ("KCLLC"), KEY COMPONENTS, INC., a New York corporation and the sole existing member of KCLLC (the "Company"), the shareholders of the Company listed on the signature pages hereto (the "KCI Shareholders"), SGC PARTNERS II LLC, a Delaware limited liability company ("SG"), and KEYHOLD, INC., a Delaware corporation and a wholly owned subsidiary of SG ("Sub").
            -----------------------------------------------------------

            Pursuant to a Share Purchase Agreement dated August 12, 1999 (the "Purchase Agreement"), among KCLLC, the Company, SG and Sub, KCLLC has agreed to sell newly issued shares of KCLLC to Sub in exchange for payment of the Purchase Price (as defined in the Purchase Agreement) (the "Shares").

            As a condition to the purchase and sale of the Shares under the Purchase Agreement, KCLLC, the Company and Sub have agreed to enter into the Amended and Restated Operating Agreement of KCLLC dated the date hereof (the "Operating Agreement") and KCLLC, the Company, the KCI Shareholders, SG and Sub have agreed to enter into this Agreement and the Registration Rights Agreement, dated the date hereof (the "Registration Rights Agreement").

            The parties agree as follows:

            1. Definitions. As used in this Agreement, the following terms shall have the meanings specified below:

            "Affiliate" means, when used with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, controls or is controlled by or is under common control with the Person specified.

            A Person shall be deemed the "beneficial owner" of, and shall be deemed to "beneficially own", any securities (a) which such Person or any of its Affiliates is deemed to "beneficially own" within the meaning of Rule 13d-3 under the Exchange Act or (b) which such Person or any of its Affiliates has the right to acquire (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding or upon the exercise of any right of conversion or exchange, warrant, option or otherwise.

            "Change of Control" of the Company shall mean such time as:

            (i) The MCM Parties shall collectively cease to beneficially own outstanding shares of capital stock of the Company entitling the MCM Parties to exercise more than 50% of the total votes entitled to be cast at a regular or special meeting, or by action by written consent, of shareholders of the Company;

            (ii) A majority of the Board of Directors of the Company shall consist of Persons other than Continuing Directors. The term "Continuing Director" shall mean any member of the Board of Directors of the Company on the date of this Agreement and any member of the Board of Directors elected or appointed to the Board of Directors in accordance with the terms of this Agreement;

            (iii) The shareholders of the Company shall have approved a recapitalization, reorganization, merger, consolidation or similar transaction, in each case, with respect to which all or substantially all the Persons who were the respective beneficial owners of the outstanding shares of capital stock of the Company immediately prior to such recapitalization, reorganization, merger or consolidation, will directly or indirectly beneficially own less than 50% of the combined voting power of the then outstanding shares of capital stock of the Company resulting from such recapitalization, reorganization, merger, consolidation or similar transaction;

            (iv) any Person or group of Affiliated Persons who are not shareholders of the Company as of the date of this Agreement directly or indirectly beneficially own more than 40% of the combined voting power of the then outstanding shares of capital stock of the Company; or

            (v) The shareholders of the Company shall have approved, directly or indirectly, the sale or other disposition of all or substantially all the capital stock of the Company or substantially all of the assets of the Company Group in one transaction or in a series of related transactions.

            "Company Group" means the Company and each of the Subsidiaries of the Company, as of the date hereof and any other Subsidiaries or parent holding companies created or acquired after the date hereof.

            "EBITDA" means, for any period, the sum, without duplication, for such period, of

            (a) Net Income for such period;

PLUS

            (b) the amounts deducted, in determining Net Income for such period, for

            (i) provision for taxes based on the income or profits of the Company and its Subsidiaries,

PLUS

            (ii) interest expense (determined in accordance with GAAP),

PLUS

            (iii) Management Fees (but not transaction related fees) payable under the Management Agreement, dated May 28, 1998, between the Company and MCM (the "Management Agreement")

PLUS

            (c) the amount deducted, in determining Net Income for such period, for amortization and depreciation of assets of the Company and its Subsidiaries during such period

(as determined in accordance with GAAP);

PLUS

            (iv) an amount, calculated as provided in clauses (a), (b) and (c) of this definition, with respect to Valley Forge Corporation and G& H Technologies, Inc. for the period commencing on the first day of such period and ending immediately prior to the date such acquisition was consummated;

PLUS

            (d) non-recurring transaction expenses deducted in determining Net Income for such period in connection with (i) the Acquisition of Valley Forge Corporation, (ii) entering into the in the Amended and Restated Credit and Guaranty Agreement dated January 19, 1999 (the "Credit Agreement"), and (iii) the transactions contemplated by this Agreement; and

MINUS

            (e) distributions made to the Company to satisfy obligations to the employees of KCLLC that are due and payable by the Company under the terms of the stock appreciation rights ("SARs") outstanding on the date hereof.

Capitalized terms used in this definition of EBITDA and not otherwise defined have the meanings set forth in the Credit Agreement.

            "Equity-Linked Financing" means any financing which any Person receives as consideration for its investment in any member of the Company Group any security that consists of, is convertible into or exchangeable or exercisable for, or is based on the value of, any equity security or equity interest in any member of the Company Group, including, without limitation, common stock, preferred stock, stock options, stock appreciation rights and performance units; it being understood that such term does not include a transaction approved in accordance with Section 5(c) hereof in which any such equity security or equity interest is issued in consideration for the acquisition of a trade or business or an interest in a trade or business.

            "Equity Securities" means equity securities, partnership interests or membership interests of any member of the Company Group or of Sub.

            "Exchange Act" means the Securities Exchange Act of 1934, as amended.

            "Freely Marketable Securities" means securities listed or traded on a national securities exchange or the Nasdaq National Market System with an average daily trading volume expressed in dollars (based on the trading volume for such securities for any thirty consecutive trading days within the two calendar month period preceding such sale) of at least $1,000,000.

            "Governmental Authority" means any court, administrative agency or commission or other governmental agency or instrumentality, domestic or foreign, of competent jurisdiction.

            "IPO Vehicle" means any member of the Company Group or any successor entity of the foregoing that conducts an initial public offering of equity securities.

            "MCM Shares" means, as of any date, all of the capital stock of the Company, or other equity securities issued by any member of the Company Group, then beneficially owned by the MCM Parties.

            "MCM Parties" means John S. Dyson, Clay B. Lifflander, Alan L. Rivera, David H. Bova, George M. Scherer, Robert B. Kay, each of the members of such Person's Shareholder Group, and, with respect to such executives of MCM who are not Shareholders, related parties and Affiliates.

            "Person" means any individual, firm, corporation, partnership, limited liability company, trust, joint venture, Governmental Authority or other entity, and shall include any successor (by merger or otherwise) of such entity.

            "Public Float" means the product of (x) the market price (based on the average closing price for any thirty consecutive trading days as reported on a national securities exchange or on the Nasdaq National Market System) of the publicly traded equity securities of the IPO Vehicle and (y) the aggregate number of shares of such equity securities beneficially owned by Persons other than SG and its Affiliates and Affiliates of the Company Group (including the MCM Parties).

            "Qualified IPO" means (1) an underwritten initial public offering of the equity securities of the IPO Vehicle with gross proceeds to the IPO Vehicle of not less than $50,000,000 or (2) subsequent to an underwritten initial public offering of such equity securities and any subsequent offerings of such equity securities, the Public Float with respect to such equity securities is $75,000,000 or more.

            "Regulatory Problem" means any set of facts or circumstances wherein it has been asserted by any Governmental Authority (or the SBIC Holder believes that there is a substantial risk of such assertion) that the SBIC Holder is not entitled to hold, or exercise any significant right with respect to, the SG Shares.

            "SBA" means the United States Small Business Administration, and any successor agency performing the functions thereof.

            "SBIC" means a Small Business Investment Company licensed by an SBA under the SBIC Act.

            "SBIC Act" means the Small Business Investment Act of 1958, as amended.

            "SBIC Holder" means SG.

            "SBIC Regulations" means the SBIC Act and the regulations issued by the SBA thereunder, codified at Title 13 of the Code of Federal Regulations ("13 CFR"), Parts 107 and 121.

            "SG Shares" means, as of any date, all Shares, or other equity securities issued by any member of the Company Group, then beneficially owned by SG.

            "Shareholder Group" means with respect to a particular Person (i) such Person, and to the extent applicable, each of the following: (ii) the spouse, ancestors, siblings and lineal descendants of such Person, (iii) a trust for the benefit of any of the foregoing, (iv) any corporation (other than the Company), limited liability company or partnership controlled by such Person, members of such Person's immediate family and lineal descendants or trusts for the benefit of any of the foregoing, (v) the general partners, members and principals of such Person and their respective Affiliates, (vi) upon the death, dissolution or liquidation of such Person, such Person's estate, executors, administrators and personal representatives, and heirs, legatees and distributees, and (vii) with respect to the MCM Parties, each other MCM Party.

            "Subsidiary" of any Person means a corporation, company or other entity (i) more than 50% of whose outstanding shares or securities (representing the right to vote for the election of directors or other managing authority) are, or (ii) which does not have outstanding shares or securities (as may be the case in a partnership, joint venture or unincorporated association), but more than 50% of whose ownership interest representing the right to make decisions for such other entity is, now or hereafter beneficially owned or controlled, directly or indirectly, by such Person, but such corporation, company or other entity shall be deemed to be a Subsidiary only so long as such ownership or control exists.

            "Total Equity Interest in the Company" shall mean all equity interests in the Company (assuming full conversion, exchange (including in accordance with the Exchange Right set forth in Section 14) or exercise of all securities convertible into, exchangeable for, or exercisable for common stock of the Company, par value $.001 per share ("Common Stock")). In determining the percentage of Total Equity Interest in Company represented by the Equity Securities beneficially owned by any party hereto, any rights of conversion, exercise or exchange relating to Common Stock (whether or not presently exercisable or exchangeable) shall be deemed to be exercised and all Common Stock subject to such rights shall be deemed to be outstanding.

            2. Current Holdings. All outstanding Equity Securities, and all existing rights and options respecting any Equity Securities (including any existing SARs and excluding the outstanding capital stock of Sub), are set forth on Schedule I hereto together with the beneficial owners thereof. It is understood and agreed among the parties that although the outstanding stock appreciation rights and options set forth on Schedule I (the "Equity Based Rights") hereto are obligations of the Company as of the date hereof, it is the intention of the parties that SG shall share on a pro rata basis any dilution or expense created by the exercise or retirement of such Equity Based Rights, as if such Equity Based Rights were obligations of KCLLC as of the date hereof. Notwithstanding the forgoing, SG shall have the right to approve, which approval shall not be unreasonably withheld, any structure, agreement, plan or other documentation proposed to be used to achieve such pro rata sharing; provided, however, that SG shall not be required to approve any such proposed structure, agreement, plan or other documentation that would cause SG to incur any cost or expense, or forgo any gain, other than its pro rata share of dilution or stock appreciation right payment.

            3. Voting Matters. (a) Any time at which the shareholders of the Company or the Members of KCLLC shall have the right to, or shall, vote or shall have the right to, or shall, act by written consent, with respect to any matter, including the election of directors, each party hereto agrees to vote all Equity Securities of any member of the Company Group then beneficially owned by such party in the manner so as to give effect to the provisions of this Agreement.

            (b) If SG gives written notice to the KCI Shareholders that it desires to remove a Company director designated by it, the parties hereto agree to vote all Equity Securities then beneficially owned by such parties in favor of removing such director if a vote of holders of such Equity Securities shall be required to remove the director.

            (c) Each KCI Shareholder represents that such KCI Shareholder has not granted and is not a party to any proxy, voting trust or other agreement which is inconsistent with or conflicts with the provisions of this Section 3, and no KCI Shareholder shall grant any proxy or become party to any voting trust or other agreement which is inconsistent with or conflicts with the provisions of this Section 3.

            4. Additional Investment. Prior to the expiration of SG's obligation to make the Additional Investment (as defined in the Share Purchase Agreement),
(a) no member of the Company Group may obtain any Equity-Linked Financing from any Person other than SG or Sub unless SG (through Sub) has made at least one installment of the Additional Investment in the amount of $5,000,000, and (b) no member of the Company Group may obtain any Equity-Linked Financing at a price less than the equivalent of $93.00 per share of Common Stock from any Person other than SG or Sub unless SG (through Sub) has made the maximum Additional Investment of $10,000,000.

            5. Board of Directors (a) Board Composition. (i) Subject to clause
(ii) below, the Board of Directors of the Company shall consist of seven directors. The MCM Parties shall have the right to designate five directors (the "MCM Directors"), SG shall have the right to designate one director (the "SG Director") and the remaining director shall be an independent director (the "Independent Director") not affiliated with the MCM Parties or any party to this Agreement. The Company shall propose up to three individuals to serve as the Independent Director, one of which shall be approved by SG; provided, however, that SG shall not be required to approve any such candidate that is not reasonably qualified to serve as a director of the Company. Initially the MCM Directors will be John S. Dyson, Clay B. Lifflander, Alan L. Rivera, George M. Scherer and Robert B. Kay and the SG Director will be Christopher M. Neenan.

            (ii) The SG Director shall be one of the six persons whose names are set forth on Schedule II hereto (the "Approved SG Nominees"). If none of the Approved SG Nominees is available to serve as the SG Director, the MCM Parties shall have the right to approve, in their sole discretion, a suitable replacement SG Director proposed by SG. If the MCM Parties do not approve a prospective SG Director proposed by SG within 30 days of the date on which no Approved SG Nominee is available to serve as the SG Director (a "SGCP Event"), then the approval rights of SG set forth in
      Section 5(c) below

      (the "Approval Rights") shall be canceled and Section 5(c) of this Agreement shall be of no further force and effect.

            (b) The Act of the Board. A quorum for meetings of the Board of Directors will consist of four of the seven directors, including the SG Director; provided that, if (i) the SG Director is given at least ten business days' proper written notice of such meeting, (ii) the Company uses its best efforts to enable the SG Director to attend such meeting telephonically, and
(iii) the SG Director fails to attend such meeting, any four of the remaining six directors shall constitute a quorum. Assuming a quorum is present, the act of a majority of the directors present shall be the act of the Board of Directors.

            (c) SG Approval Rights. Until the consummation of a Qualified IPO or the occurrence of an SGCP Event, SG shall have the right to approve any Significant Action prior to such action being taken.

            (i) "Significant Action" means any one or more of the following:

                  (A) any sale of all or substantially all the assets of the
            Company Group (by sale of Equity Securities (including Common Stock) or assets, merger or otherwise); provided that, after three years, SG's approval shall not be required so long as (1) (x) the Company or the KCI Shareholders purchase all of the capital stock of Sub prior to the consummation of such sale or (y) any purchaser in such sale is required by the terms of the definitive purchase agreement to purchase all of the capital stock of Sub and (2) SG is given a good faith, reasonable opportunity to bid for the purchase of the Company Group's business;

                  (B) any purchases or sales of assets comprising or having a value equal to, in any twelve month period, in excess of 10% of the Company Group's consolidated tangible assets at the beginning of such twelve month period, other than purchases and sales of inventory and equipment made in the ordinary course of business, consistent with past practice;

                  (C) any issuance of any Equity Securities (other than
            issuances (1) to management of the Company Group at a price equal to or greater than fair market value as determined by the Board of Directors in good faith under the Company's benefit plans, (2) in a Qualified IPO, or (3) in connection with the Additional Investment); and any decreases in the outstanding capital stock, or other material matter affecting the capital structure, of any member of the Company Group; provided, however, that "management of the Company Group" shall not include the MCM Parties for the purposes of clause (1) of this Section;

                  (D) liquidation, recapitalization or dissolution of any member of the Company Group or the filing of a bankruptcy petition by any member of the Company Group;

                  (E) any increase in consolidated indebtedness of the Company
            Group, in any twelve month period, in excess of 5% of the Company Group's existing committed consolidated indebtedness at the beginning of such period (including existing availability under the existing revolving loan commitment pursuant to Section 2.1.1 of the Credit Agreement (the "Existing Revolver")), or any amendment to material terms of any indebtedness of any member of the Company Group including any amendment effecting an increase in the Company Group's maximum allowable amount of capital expenditures in effect on the date hereof. The amount of the Company's existing committed consolidated indebtedness as of the date of this Agreement is $[ ]. For the purposes of this paragraph, "consolidated indebtedness" shall not include trade debt incurred in ordinary course of business;

                  (F) any amendment to the Certificate of Incorporation or
            Bylaws of the Company or the Operating Agreement which would adversely affect the rights of SG (including amendments relating to the size of the Board of Directors of the Company);

                  (G) any changes in the Chief Executive Officer or Chief
            Financial Officer of the Company (it being understood and agreed that, as of the date hereof, the Company intends to hire a full-time President or Chief Operating Officer and that SG shall not unreasonably withhold its approval of the selection of such officer) or any material change in management compensation, or creation of or material change to any existing management incentive plans, in each case, for any member of the Company Group (which approval may not be unreasonably withheld);

                  (H) any transactions between or among any member of the
            Company Group on the one hand and any Affiliate of the Company Group or the MCM Parties on the other hand, excluding the payment of management fees and transaction-related fees to MCM consistent with that which is permitted under the Indenture of KCLLC and Key Components Finance Corp., dated May 28, 1998 (the "Indenture") and written agreements entered into prior to the date hereof, or in the absence of the Indenture, such management fees and transaction-related fees consistent with those that would have been permitted thereunder;

                  (I) the entering into, or amending any material term of, any transaction outside the ordinary course of business or in excess of $2,500,000 (which approval may not be unreasonably withheld);

                  (J) any capital contribution to any Subsidiary of the Company in excess of $5,000,000 in any year; provided that approval will not be required if such contribution is being made as part of a transaction that does not otherwise constitute a Significant Action;

                  (K) a material change in the nature of the Company Group's business, taken as a whole;

                  (L) any other matters affecting SG's status as a licensee
            under the SBIC Act, or any other matters that could reasonably be expected to cause any member of the Company Group, as constituted on the date hereof, to cease to be a pass-through entity for federal income tax purposes, or any other matter that could reasonably be expected to result in the Company ceasing to be an entity in which equity holders do not generally have liability for its obligations; and

                  (M) any decisions of the Tax Matters Partner (as defined in the Operating Agreement) or any matters to be determined in the discretion of the board of directors of KCLLC, in each case, relating to allocations or distributions of income, gain, loss or expense or distributions of cash or property to the members of KCLLC; provided however, that nothing in this subsection M shall give SG approval rights over (i) distributions in accordance with the Operating Agreement to pay taxes of the members and shareholders of members of KCLLC or (ii) the method of making Section 704(c) allocations under Section 1.704-3(b) of the Treasury Regulations.

            (ii) If SG fails to approve a Significant Action for which approval has been requested within five business days after such request, the parties hereto shall (A) submit the matter to the dispute resolution procedure set forth in Section 6 below (the "Dispute Resolution Procedure") to determine if the relevant Significant Action should be carried out, or (B) if mutually agreed by the parties hereto, implement the buyout procedure set forth in Section 8 below (the "Buyout Procedure"); provided, however that if the Significant Action that SG fails to approve involves an event described in subsection (i)(A) of this
Section 5(c) or if SG fails to approve more than one Significant Action for which approval has been requested, SG on the one hand or the Company on the other hand may invoke the Buyout Procedure. It is understood and agreed by the parties that from the time the Buyout Procedure is invoked pursuant to this
Section 5(c)(ii) until the ultimate disposition of the Company in accordance with the Buyout Procedure, the Company may not take any Significant Action, including any Significant Action or Significant Actions that SG failed to approve prior to the invocation of the Buyout Procedure without SG's approval other than any action (whether or not a Significant Action) that is expressly contemplated by the terms of the Buyout Procedure.

      (d) Visitation Rights. In addition to the other rights granted pursuant to this Section 5, Brad Yates or another representative of SG shall have the right to attend all regular and special meetings of the Board of Directors of the Company and any committees thereof, and in addition to such representative, the SG Director shall have the right to attend all regular and special meetings of any committees of the Board, in each case, as an observer. The visitation rights set forth above shall include the right to receive the same notice and materials provided to Board and committee members.

      (e) Inconsistency with Organizational Documents. In the event that any provision of the Company's Certificate of Incorporation or Bylaws or any provision of the Operating Agreement is inconsistent with any provision of this
Section 5, the Company shall take such action as may be necessary to amend any such provision to remedy such inconsistency.

            6. Dispute Resolution Procedure. Promptly, but not later than five days following the invocation of the Dispute Resolution Procedure, a dispute resolution committee shall be formed consisting of one representative designated by each of SG and the Company and a third committee member selected by mutual agreement of SG's and the Company's representatives; provided that if either party shall fail to designate a representative to serve on such committee within such five-day period, the dispute shall be resolved by the representatives that have then been designated. No member of the dispute resolution committee may be Affiliated with any party to this Agreement. The dispute resolution committee shall determine by majority vote the outcome of any matter submitted to it by parties hereto in accordance with this Agreement. The decision of the dispute resolution committee with respect to any matter properly submitted to it will be final and binding on the parties. With respect to any particular matter for which the Dispute Resolution Procedure is invoked, the procedure (including the selection of the committee members and the formation of the committee) must be completed within 30 days from the date on which the procedure is first invoked in accordance with this Agreement; provided, that if the procedure is invoked in connection with the selection of an investment banking firm pursuant to Section 7 below, the procedure (including the selection of the committee members and the formation of the committee) must be completed within five business days from the date on which the procedure is first invoked.

            7. Valuation Procedure. Promptly following invocation of this procedure (the "Valuation Procedure") in connection with the Buyout Procedure or the repurchase right set forth in Section 9 (the "Repurchase Right"), SG and the Company shall mutually agree on the selection of, and the Company shall retain, at its expense, an investment banking firm for the purpose of determining the fair market value of the Company Group and the common equity of the Company based on customary enterprise valuation methodologies with no liquidity or minority discounts. If the parties are unable to agree upon the selection of an investment banking firm, then the decision shall be submitted to the Dispute Resolution Procedure. The terms of the engagement of any investment banking firm selected shall provide that such bank shall complete its valuation of the Company Group within 30 days of the bank's engagement. The date on which the investment banking firm submits its valuation report in accordance with this
Section 7 shall be the "Valuation Date".

            8. Buyout Procedure. (a) Within 15 business days after the Valuation Date, the Company shall give written notice (the "Buyout Notice") to SG that the Company elects either (x) to purchase all of the outstanding capital stock of Sub at a pro rata price per share based upon the fair market value of the Company Group as set forth in the valuation report of the investment banking firm with no liquidity or minority discounts (the "Buyout Price") or (y) to use its best efforts to sell the Company Group or all or substantially all of the assets of the Company Group, subject to Section 12, to a third party in a manner consistent with achieving the highest possible price per share in such sale. SG shall have the right within three business days of receipt of the Buyout Notice to offer, in its sole discretion, by written notice to the Company, to purchase the MCM Shares at a price per share higher than the Buyout Price. In the event of such higher offer by SG, the Company shall elect by written notice to SG within two business days after such notice by SG either (1) to purchase all of the outstanding capital stock of Sub at a pro rata price per share based on such higher price per share offered by SG or (2) to sell the MCM Shares to SG at such higher price per share offered by SG. Notwithstanding the foregoing, if the Company is proceeding with a sale to a third party, the Company shall use its best efforts to allow SG to participate in such sale process as a bidder on the same basis as any other bidder and shall provide SG with the same information about the bidding process, the Company's financial condition and any other material information provided to any other bidder in such sale.

            (b) If the Company is purchasing all of the outstanding capital stock of Sub, the closing of such sale must take place not later than three calendar months from the Buyout Notice. At closing, the Company shall pay the aggregate purchase price for Sub as follows: (A) as much as reasonably practicable in the Company's best business judgement but at least 25% shall be paid in cash and (B) the remainder shall be paid in the form of a junior subordinated promissory note substantially in the form of Exhibit A hereto.

            (c) If SG is purchasing the MCM Shares, the closing of such sale must take place not later than four calendar months from the Buyout Notice. At closing, SG shall pay the aggregate purchase price for the MCM Shares as follows: (A) as much as reasonably practicable in the Company's best business judgement but at least 50% shall be paid in cash and (B) the remainder shall be paid in the form of a junior subordinated promissory note substantially in the form of Exhibit A hereto.

            (d) If the result of the Buyout Procedure is, subject to Section 12, a sale of the Company Group or all or substantially all of the Company Group's assets, the Company shall cause the closing of such a sale to take place not later than the six-month anniversary of the Buyout Notice and such sale shall be subject to the terms and conditions applicable to such sale set forth in Section
12. If such sale shall not have been consummated on or before the six-month anniversary of the Buyout Notice, the Company shall purchase all of the issued and outstanding capital stock of Sub at the Buyout Price on such six-month anniversary and the Company shall pay the aggregate purchase price for the capital stock of Sub on the terms set forth in Section 8(b), provided that if the Company shall have failed to make a good faith effort to sell the Company, the aggregate purchase price for the capital stock of Sub shall be paid in cash on such six-month anniversary.

            (e) (i) If SG or the MCM Parties, as the case may be, fails to make any cash payment due (other than for payment of the promissory note), in accordance with subsections (b), (c) and (d) above, the defaulting party shall immediately take such actions (including voting all of the Common Stock of the Company then held by such party) to replace a majority of the Board of Directors of the Company with representatives of the non-defaulting party, which representatives shall hold such office until such time as the cash payment is paid in full; provided, however, that on the six-month anniversary of such event, if the non-defaulting party remains in control of the Board of Directors, the defaulting party shall be granted the same rights of approval over Significant Actions that SG has hereunder.

            (ii) If any Shareholder fails or refuses to vote its Common Stock of the Company as required by this Section 8(e), SG shall have an IRREVOCABLE PROXY of indefinite duration pursuant to the provisions of Section 212 of the Delaware General Corporate Law, coupled with an interest, so to vote such Common Stock in accordance with this Section 8(e) and each Shareholder hereby grants to SG such irrevocable proxy.

            9. Repurchase Right. (a) On the date of the earlier to occur of (x) the fifth anniversary of the date hereof and (y) a Change of Control, SG may require the Company to purchase all of the outstanding capital stock of Sub (the "Repurchase Right") at a pro rata price per share of Sub (with no minority or liquidity discounts) based on the fair market value of the shares of KCLLC owned by Sub (with no minority or liquidity discounts) and the fair market value of the Company Group determined in accordance with the Valuation Procedure (the "Repurchase Option Price"); provided, however, that if SG intends to exercise the Repurchase Right on the fifth anniversary pursuant to clause (x) above, SG must give the Company written notice (the "Repurchase Election Notice") of such election not later than six calendar months before such fifth anniversary.

            (b) Notwithstanding the foregoing, if, within 30 calendar days of receipt of a Repurchase Election Notice, the Company shall give written notice to SG of its intent to use its best efforts to sell the Company Group or all or substantially all of its assets in a manner consistent with achieving a reasonable price for the business of the Company Group in such sale, then (x) the Company shall not be obligated to purchase all of the capital stock of Sub until three calendar months after the fifth anniversary of the date hereof and
(y) SG shall agree to sell the outstanding capital stock of Sub to a third party on or before such date in any sale in which (i) the purchase price paid to SG is paid in cash or in Freely Marketable Securities or in a combination of both,
(ii) all of the outstanding capital stock of Sub is purchased, and (iii) includes the terms and conditions applicable to such sale set forth in Section
12. Notwithstanding the foregoing, if the Company is proceeding with a sale to a third party, the Company shall use its best efforts to allow SG to participate in such sale process as a bidder on the same basis as any other bidder and shall provide SG with the same information about the bidding process, the Company's financial condition and any other material information provided to any other bidder in such sale.

            10. Drag-Along Obligation. Subject to the right of first refusal set forth in Section 11 below, in the event that any Person or Persons (as such term is defined in Section 13(d) of the Exchange Act) desires to acquire at least 51% of the Total Equity Interest in the Company at such date, whether directly or indirectly, and the MCM Parties approve of such acquisition, at the election of the MCM Parties, SG agrees to sell a pro rata portion of Sub's outstanding capital stock (based on the portion of the MCM Shares being sold in such sale) to such Person or Persons and to execute and deliver all such documents and instruments and take all such other actions as may be reasonably necessary to effectuate such sale; provided that such sale shall be subject to the terms and conditions applicable to such sale set forth in Section 12.

            11. Transfers of Equity Securities. (a) Except as provided in paragraph (b) of this Section 11, and in Section 15, no holder of any Equity Securities who is party to this Agreement (each a "Shareholder") may sell, assign, pledge or otherwise transfer in whole or in part ("Transfer") its Equity Securities except in accordance with the terms of this Agreement or to a member of such Person's Shareholder Group. All buyers, assignees and other transferees shall be subject to the requirements of becoming a party to this Agreement. Any sale, assignment or other transfer that is not in compliance with this Section shall be null and void.

            (b) Transfers to Non Shareholders. Until the occurrence of a Change of Control, if any Shareholder receives and intends to accept a bona fide offer from a person who is not a party to this Agreement (a "Purchaser") to purchase all or part of such Shareholder's Equity Securities (the "Offered Shares"), such Shareholder (each, in the circumstances of this Section 11(b), a "Selling Shareholder") may Transfer all or a part of such Selling Shareholder's Equity Securities in accordance with the following procedures:

            (i) Right of First Refusal. The Selling Shareholder shall deliver to the other Shareholders (the "Other Shareholders") a written notice offering the Offered Shares to the Other Shareholders at the purchase price and on the terms specified in the written notice. Each Other Shareholder shall have the first right and option, for a period of 30 days after delivery of such written notice, to purchase such Other Shareholder's pro rata portion of the Offered Shares at the purchase price and on the terms specified in the notice. Each Other Shareholder shall initially have the right to purchase a number of the Offered Shares which shall not exceed the product of (x) the number of Offered Shares and (y) such Shareholder's percentage of the Total Equity Interest in the Company (without giving effect to any rights of conversion, exercise or exchange relating to Common Stock other than the Exchange Right). Such acceptance shall be made by delivering a written notice to the Selling Shareholder within such 30-day period. If any Other Shareholder does not elect to purchase all of such Other Shareholder's pro rata share of the Offered Shares, then the remaining Other Shareholders shall have the option for 10 days after the expiration of such 30-day period to elect to purchase, on a pro rata basis, any Offered Shares not purchased by such Other Shareholder. Unless the Other Shareholders agree, in the aggregate, to purchase all and not less than all of the Offered Shares, the Selling Shareholder, subject to the tag along right set forth in Section 11(b)(ii), may sell the Offered Shares to such third party at a price not less than the price, and on terms not more favorable to the Purchaser than the terms, stated in the original written notice of intention to sell sent by the Selling Shareholder to the Other Shareholders.

            (ii) Tag Along Rights. (A) If (1) the Other Shareholders do not elect to purchase the Offered Shares and (2) the Offered Shares represent 5% or more of the Total Equity Interest in the Company then the Selling Shareholder shall cause the Purchaser's offer to be reduced to a writing containing all of the material terms and conditions thereof including an offer to purchase a pro rata portion of the Other Shareholders' Equity Securities from the Other Shareholders on the terms and subject to the conditions set forth in Section 12, (the "Offer"). The Selling Shareholder shall give written notice of the Offer and a copy of the Offer to the Other Shareholders, which Offer shall be irrevocable for a period of 30 days after delivery. The Other Shareholders may accept the Offer to purchase a pro rata portion of their Equity Securities (determined in accordance with Section 11(b)(ii)(B)) by furnishing within such 30-day period to the Selling Shareholder written notice of such acceptance and any other instrument necessary to effect the sale (each such Other Shareholder, an "Accepting Offeree").

            (B) Each Accepting Offeree shall have the right to sell to the Purchaser a number shares of Equity Securities of the member of the Company Group being purchased by the Purchaser (or, in the case of Sub, a pro rata number of shares of the outstanding capital stock of Sub based on the number of Shares of KCLLC then owned by Sub) which shall not exceed the product of (x) the number of Offered Shares and (y) such Accepting Offeree's percentage of the Total Equity Interest in the Company (without giving effect to any rights of conversion, exercise or exchange relating to Common Stock other than the Exchange Right). The Selling Shareholder shall reduce the Offered Shares to be sold by it accordingly to allow for the sale of the Accepting Offerees' Equity Securities, and thereupon take such steps on its own behalf and on behalf of the Accepting Offerees to consummate the sale pursuant to the terms thereof. The Selling Shareholder shall not sell all or any portion of its Equity Securities to any Purchaser unless such Purchaser also purchases the pro rata portion of the Equity Securities of the Accepting Offerees at the same price and pursuant to the same terms and conditions as offered to the Selling Shareholder except as set forth in Section 12.

            (C) The Selling Shareholder may deduct from the sales price payable to the Accepting Offerees such Accepting Offerees' pro rata share of the out-of-pocket fees and expenses payable in respect of the completion of such sale, including reasonable brokers', legal and accounting fees and expenses.

            (D) If any Other Shareholder has not accepted the Offer by the end of the 30-day period, such Other Shareholder shall be deemed to have waived any and all rights with respect to the Offer and the Selling Shareholder shall have 45 days in which to sell the Offered Shares on the same terms and subject to the same conditions as were set forth in the Offer. If, at the end of such 45-day period, the Selling Shareholder has not completed a sale pursuant to the Offer, the Selling Shareholder shall return to the Other Shareholders any instruments delivered by such Other Shareholders, and the obligations of this Section 11(b) shall be reinstated.

            12. Terms and Conditions of Sale. In the event of any sale of Equity Securities or of the Company or all or substantially all of the assets of the Company Group pursuant to Section 8(d), 9(b), 10 or 11(b), it shall be a condition to the consummation of any such sale that:

            (a) in each case, (i) such sale shall be structured so that (x) the Company or the KCI Shareholders purchase all or, in the case of a partial sale pursuant to Section 10 or 11(b)(ii), a pro rata portion of the outstanding capital stock of Sub based on the number of Shares of KCLLC then owned by Sub, prior to the consummation of such sale or (y) any purchaser in such sale is required by the terms of the definitive purchase agreement to purchase all or the relevant portion of the outstanding capital stock of Sub and (ii) SG shall receive the same price per share of the Sub (pro rata based on the number of Shares of KCLLC then owned by Sub) and form of consideration in such sale as is received by the MCM Parties (including any consideration allocated to non-competition agreements or to consulting agreements in which the compensation is not commensurate with the nature of the consulting services to be provided, but excluding consideration allocated to employment agreements and other consulting agreements) on a pro rata basis (without regard to any control premium or minority discount that may be applied); and

            (b) (i) in the case of such sale pursuant to Section 10, SG shall not be required to (A) make any representations and warranties to any Person in connection with such sale, except as to (1) good title to the securities being sold, (2) absence of claims with respect to the securities being sold, (3) its valid existence and good standing (if applicable), (4) the authority and authorization for, and validity, binding effect and enforceability of (as against such holder), any agreement entered into by such Person in connection with such sale and (5) customary representations and warranties regarding the operations and liabilities of Sub, or (B) provide any indemnities in connection with such sale except for breaches of the representations and warranties specifically required under clause (A) above and (ii) in the case of such sale pursuant to Section 8(d), 9(b) or 11(b)(ii), such sale shall be subject, on a several and not joint basis, to the same representations and warranties, covenants, indemnities, holdbacks and escrow provisions, if any, and any similar components of the agreement to which the MCM Parties are subject; provided, that
(x) to the extent SG is required to provide indemnities in connection with the transfer of the capital stock of Sub, SG shall not be required to provide indemnification that would result in an aggregate liability to SG in excess of SG's proceeds from the sale of the capital stock of Sub in such sale, (y) such indemnities shall be made by SG severally and not jointly and (z) SG shall make customary representations and warranties regarding the operations and liabilities of Sub.

            13. Preemptive Rights. (a) Except with respect to Exempt Issuances (as defined in Section 13(c)), as long as any Equity Securities are outstanding and until the occurrence of a Qualified IPO, before any issuance of (x) any Equity Securities ("New Shares") or (y) any warrants, options or other rights to acquire Equity Securities ("Rights") or notes, debentures or other securities convertible into or exchangeable for Equity Securities ("Convertible Securities"), the Company will deliver to SG a written notice (the "New Issuance Notice") not more than 45 days, and not less than 30 days, prior to the date of completion of such issuance (the "New Issuance") or, if earlier, the date of execution of definitive documentation with respect thereto, stating the price and other terms and conditions thereof. SG shall have the right (the "Preemptive Right"), exercisable within 20 days of the receipt by SG of the New Issuance Notice, to purchase (or be issued without consideration if the New Shares, Rights or Convertible Securities to be issued in the New Issuance (the "New Issuance Securities") are to be issued without consideration), in each case through Sub, all or any part of its Pro Rata Share of the New Issuance Securities at the price and on the terms on which the Company proposes to make the New Issuance; provided, however, that if the Company proposes to issue any notes, debentures or other debt securities of the Company to which are attached any Rights exercisable for a nominal exercise price, SG may purchase (through
Sub) all or any part of its Pro Rata Share of such Rights by purchasing the note, debenture or other debt security to which such Right is attached, in the time period and at the price and terms (including payment therefor) specified above for New Issuance Securities. Pro Rata Share means a number New Issuance Securities such as will enable SG to maintain, on a fully diluted basis after giving effect to such New Issuance, its percentage of the Total Equity Interest in the Company represented by the SG Shares immediately prior to such issuance.

            (b) If SG has not accepted the offer to purchase such New Issuance Securities by the end of the 20-day period after receipt of the New Issuance Notice, SG shall be deemed to have waived the Preemptive Right and the Company may issue and sell such New Issuance

Securities on the same terms, subject to the same conditions, and by the closing date of such New Issuance, each as was set forth in the New Issuance Notice. If, by such closing date the Company has not completed the New Issuance, the obligations of this Section 13 shall be reinstated.

            (c) Notwithstanding Section 13(a), SG shall have no rights to subscribe for New Issuance Securities issued by any member of the Company Group in accordance with Section 5(c) (i) upon conversion or exercise of any Convertible Securities or Rights set forth on Schedule I hereto, (ii) to directors, officers, employees, advisors or consultants of the Company Group pursuant to an incentive compensation, bonus, stock option, stock grant, stock purchase or other similar plan or arrangement approved by the Board of Directors of the Company, (iii) to equipment lessors, banks, financial institutions, manufacturers, vendors, suppliers or similar entities in transactions approved by the Board of Directors, the principal purpose of which is other than the raising of capital, (iv) as consideration in connection with an acquisition by the Company or one of its Subsidiaries on an arm's-length basis, (v) in a Change of Control or merger involving the Company that is approved by the Board of Directors, the principal purpose of which is other than the raising of capital,
(vi) that are issued with any debt securities of the Company, so long as the New Issuance Securities represent in the aggregate less than 5% of the outstanding equity of the Company Group, (vii) pursuant to an Initial Public Offering or
(viii) pursuant to a stock split, stock dividend, reclassification or other distribution made on a pro rata basis to all holders of such Equity Securities (each, an "Exempt Issuance").

            14. Exchange and Veto Right. (a) Without the prior written consent of SG, no initial public offering of Equity Securities shall be consummated if immediately after such offering (i) Sub will hold directly or indirectly through one or more intermediate entities equity securities in the IPO Vehicle and (ii) SG will hold a direct or indirect equity interest in Sub (except to the extent that such interest in Sub is held indirectly through SG's interest in the IPO Vehicle).

            (b) In the event of a proposed (i) initial public offering of Equity Securities, or (ii) sale, exchange, or transfer (including by merger, consolidation or otherwise) of any Equity Securities, SG shall have the right to exchange shares of Sub for Equity Securities of the IPO Vehicle or the member of the Company Group whose Equity Securities are proposed to be sold, exchanged or transferred, as the case may be (the "Exchange Right"). The Company and the KCI Shareholders covenant and agree that if, in the sole discretion of SG's independent tax advisor, there is a substantial risk that the exercise by SG of its Exchange Right could result in an SG Tax Detriment in connection with any such proposed public offering, sale, exchange or transfer, then the Company and the KCI Shareholders will use their commercially reasonable efforts to restructure such proposed transaction so that the Exchange Right may be exercised, in the opinion of SG's independent tax advisors, without an SG Tax Detriment. Upon exercise by SG of the Exchange Right in the case of either a proposed initial public offering of Equity Securities or a proposed sale, exchange or transfer of all the Equity Securities of a member of the Company Group, SG shall be issued in exchange for all the outstanding shares of Sub pursuant to the Exchange Right, a number of Equity Securities of the IPO Vehicle or of the member of the Company Group whose Equity Securities are proposed to be sold, exchanged or transferred, as the case may be, such that the ratio (by value) of the Equity Securities so issued to SG to all

Equity Securities outstanding (on a fully diluted basis) of the issuer of such Equity Securities equals the Percentage Interest of Sub in KCLLC on a fully diluted basis.

            (c) For purposes of this Section 14, an "SG Tax Detriment" is any of the following federal income tax consequences: (i) the recognition of gross income by Sub, SG or any of SG's members, (ii) diminution in the tax basis of assets in the hands of SG or (iii) failure of the holding period of property received by SG to include the holding period of property transferred or exchanged by SG therefor.

            15. SBIC Regulatory Provisions. (a) Number of Shareholders As long as the SBIC Holder holds Equity Securities, the Company shall notify the SBIC Holder (a) at least 15 days prior to taking any action after which the number of record holders of the Equity Securities would be increased from fewer than 50 to 50 or more, and (b) of any other action or occurrence after which the number of record holders of the Equity Securities was increased (or would increase) from fewer than 50 to 50 or more, as soon as practicable after the Company becomes aware that such other action or occurrence has occurred or is proposed to occur.

            (b) Access. In addition to any other rights granted hereunder, the SBIC Holder and the SBA shall have reasonable access to the books and records of the Company Group for the purposes enumerated in 13 CFR Section 107.620 of the SBA Regulations.

            (c) Economic Impact Information. As and when reasonably requested by the SBIC Holder, the Company shall deliver to the SBIC Holder information reasonably obtainable by the Company that would assist the SBIC Holder in preparing a written assessment of the economic impact of the SBIC Holder's investment in the Company, including as to the full-time equivalent jobs created or retained in connection with the investment, the impact of such SBIC Holder's capital contributions on the revenues Group and profits of the Company Group, and on taxes paid by the Company and its employees.

            (d) Regulatory Compliance Cooperation. In the event that the SBIC Holder determines that it has a Regulatory Problem, the SBIC Holder shall have the right to transfer the SG Shares without regard to any restriction on transfer set forth in this Agreement other than the securities laws restrictions (provided that the transferee agrees to become a party to this Agreement) and the Company and the KCI Shareholders shall take all such actions as are reasonably requested by the SBIC Holder in order to (a) effectuate and facilitate any transfer by the SBIC Holder of the SG Shares to any Person designated by the SBIC Holder, (b) permit the SBIC Holder (or any of its Affiliates) to exchange all or any portion of the SG Shares on a share-for-share basis for shares of a nonvoting security of the Company, which nonvoting security shall be identical in all respects to the SG Shares exchanged for it, except that it shall be nonvoting and shall be convertible into the SG Shares exchanged for it on such terms as are requested by the SBIC Holder in light of regulatory considerations then prevailing, (c) continue and preserve the respective allocations of the voting interests with respect to the Company arising out of the SBIC's ownership of Shares and/or provided in this Agreement before the transfers and amendments referred to above (including entering into such additional agreements as are requested by the SBIC Holder to permit any Person(s) designated by the SBIC Holder reasonably acceptable to the Company to exercise any voting power which is relinquished by the SBIC

Holder, and (d) amend this Agreement, and the other related agreements and instruments to effectuate and reflect the forgoing.

            16. Fees. (a) The Company shall pay SG an annual fee (the "SG Fee") equal to the Applicable Percentage of the sum of (x) the excess of the annual management fee paid to MCM under the Management Agreement over $500,000 and (y) the SG Fee. The "Applicable Percentage" means 20% until the first anniversary of the date hereof and thereafter SG's Percentage Interest (as defined in the Operating Agreement) in KCLLC on the date such fee is accrued.

            (b) If in any twelve-month period MCM is entitled to transaction-related fees from the Company Group in excess of $200,000, the Company shall pay SG a fee (the "SG Transaction Fee") in an amount equal to the Applicable Percentage of the sum of such transaction related fee payable to MCM and the SG Transaction Fee; provided, however, that, if the Company believes that SG is not entitled to the full amount of such transaction fee (based upon reasonable contribution by SG's staff to the work effort required for the successful consummation of such transaction), the amount of the fee will be determined using the Dispute Resolution Procedure. Notwithstanding the foregoing, SG shall not be entitled to transaction fees for transactions initiated by MCM prior to the date hereof.

            (c) If after the receipt of the Company's unaudited financial statements for the nine months ended September 30, 1999, the Company's EBITDA is at least $26,200,000, MCM will receive a fee of $500,000 and SG will receive a fee of $100,000.

            17. Additional Equity Securities. In the event additional Equity Securities are issued to any Shareholder at any time during the term of this Agreement, either directly or upon the exercise or exchange of securities exercisable for or exchangeable into Equity Securities, such additional Equity Securities shall, as a condition to such issuance, become subject to the terms and provisions of this Agreement.

            18. Legend on Certificates. Each certificate representing shares of Common Stock beneficially owned by the parties hereto shall bear the following legend, until such time as the shares represented thereby are no longer subject to the provisions hereof:

            "THE SALE, TRANSFER, ASSIGNMENT, PLEDGE, OR ENCUMBRANCE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE TERMS AND CONDITIONS OF A SHAREHOLDER AGREEMENT, DATED AUGUST 31, 1999, AMONG THE ISSUER AND THE OTHER SIGNATORIES THERETO, AND NO TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE IN CONTRAVENTION OF SUCH AGREEMENT SHALL BE VALID OR EFFECTIVE. COPIES OF SUCH AGREEMENT MAY BE OBTAINED BY WRITTEN REQUEST MADE BY THE HOLDER OF RECORD OF THIS CERTIFICATE TO THE SECRETARY OF THE ISSUER."

            19. Term and Termination. This Agreement shall terminate (a) with respect to all parties, upon the consummation of a Qualified IPO and (b) with respect to any Shareholder, at the time such party ceases to own beneficially or of record any Equity Securities (other than by reason of a breach of this Agreement). Upon termination pursuant to clause (a) hereof, no party hereto shall have any right or obligation hereunder in respect of any other party hereto, except for breaches prior to such termination. Upon termination pursuant to clause (b) hereof, no party who shall remain as a Shareholder shall have any obligation to a party who ceases to hold any Equity Securities with respect to the subject matter of this Agreement or the transactions contemplated hereby. Notwithstanding the foregoing, Section 8(e) of this Agreement shall survive any termination of this Agreement and remain enforceable in accordance with its terms.

            20. Reports to SG. The Company shall provide to SG as soon as such information is available but not later than such information is provided to the Company Group's senior lenders, quarterly and audited annual financial statements, annual budgets and any other information provided to the Company Group's senior lenders and other equity or debt investors (including copies of monthly information).

            21. Confidentiality. Without the written consent of the other parties hereto, no party hereto shall disclose to any person any information relating to the terms and conditions of the Operative Documents; provided, however that this Section shall not prevent the disclosure of any information that is required or compelled to be disclosed by law; and provided further that the disclosing party shall provide prior notice of such requirement to the non-disclosing party so that the non-disclosing party has a reasonable opportunity to seek an appropriate protective order.

            22. Notices. Notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service or sent by telex, graphic scanning or other telegraphic communications equipment of the sending party, as follows:

            (a) if to SG,

                  SGC Partners II LLC
                  c/o SG Capital Partners LLC
                  15th Floor
                  1221 Avenue of the Americas
                  New York, NY  10020
                  Attention: Christopher M. Neenan
                  Telecopier:  (212) 278-5454

            with a copy to:

                  Howard, Smith & Levin LLP
                  1330 Avenue of the Americas
                  New York, NY 10019
                  Attention: Scott F. Smith, Esq.
                  Telecopier:  (212) 841-1010

            (b)   if to the Company or the KCI Shareholders,

                  Key Components, Inc.
                  200 White Plains Road
                  4th Floor
                  Tarrytown, NY 10591
                  Attention:  Alan L. Rivera
                  Telecopier:  (914) 332-1441

            with a copy to:

                  Rubin Baum Levin Constant & Friedman
                  30 Rockefeller Plaza
                  New York, New York 10112
                  Attention:  Michael J. Emont
                  Telecopier: (212) 698-7825

            All notices and other communications given to either party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt if delivered by hand or overnight courier service or sent by telex, graphic scanning or other telegraphic communications equipment of the sender, in each case delivered or sent (properly addressed) to such party as provided in this Section 22 or in accordance with the latest unrevised direction from such party given in accordance with this Section 22.

            23. Entire Agreement. This Agreement, the Purchase Agreement and the Registration Rights Agreement contain the entire agreement among the parties with respect to the transactions contemplated by this Agreement and supersede all prior agreements and understandings among the parties with respect to the subject matter hereof and thereof.

            24. Applicable Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of NEW YORK without regard to conflicts of law principles.

            25. CONSENT TO JURISDICTION. EACH OF THE PARTIES IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF (i) THE SUPREME COURT OF THE STATE OF NEW YORK, NEW YORK COUNTY AND (ii) THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, FOR THE PURPOSES OF ANY SUIT, ACTION OR OTHER PROCEEDING ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY. EACH PARTY FURTHER AGREES THAT SERVICE OF ANY PROCESS, SUMMONS, NOTICE OR DOCUMENTS BY UNITED STATES REGISTERED MAIL TO SUCH PARTY'S RESPECTIVE ADDRESS FOR NOTICES SET FORTH IN SECTION 25 SHALL BE EFFECTIVE SERVICE OF PROCESS FOR ANY ACTION, SUIT OR PROCEEDING IN NEW YORK WITH RESPECT TO ANY MATTERS TO WHICH IT HAS SUBMITTED TO JURISDICTION IN THIS SECTION 25. EACH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY OBJECTION TO THE LAYING OF VENUE OF ANY

ACTION, SUIT OR PROCEEDING ARISING OUT OF THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY IN (a) THE SUPREME COURT OF THE STATE OF NEW YORK, NEW YORK COUNTY AND (b) THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, AND HEREBY FURTHER IRREVOCABLY AND UNCONDITIONALLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH ACTION, SUIT OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

            26. Descriptive Headings; Certain Interpretations.

            (a) Descriptive headings are for convenience only and shall not control or affect the meaning or construction of the provisions of this Agreement.

            (b) Except as otherwise expressly provided in this Agreement, the following rules of interpretation apply to this Agreement: (i) a word importing the masculine gender includes the feminine or neuter, (ii) the singular includes the plural and the plural includes the singular; (iii) "or" and "any" are not exclusive and "include" and "including" are not limiting; (iv) a reference to any agreement or other contract includes permitted supplements and amendments;
(v) a reference to a law includes any amendment or modification to such law and any rules or regulations issued thereafter; (vi) any reference to a person includes its permitted successors and assigns; and (vii) a reference in this Agreement to a Section is to the Section of this Agreement.

            27. Enforceability. It is the desire and intent of the parties hereto that the provisions of this Agreement shall be enforced to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. Accordingly, if any particular provision of this Agreement shall be adjudicated to be invalid or unenforceable, such provision shall be deemed amended to delete therefrom the portion thus adjudicated to be invalid or unenforceable, such deletion to apply only with respect to the operation of such provision in the particular jurisdiction in which such adjudication is made.

            28. Waivers; Rights and Remedies Cumulative. (i) The parties to this Agreement acknowledge that damages at law would be an inadequate remedy for the breach of any provision contained in this Agreement, and agree in the event of such breach or threatened breach that the non-breaching party may (i) obtain temporary and permanent injunctive relief restraining the breaching party from such breach or threatened breach, and, to the extent permissible under the applicable statutes and rules of procedure, that a temporary injunction may be granted immediately upon the commencement of a proceeding commenced under this
Section 29 and (ii) enforce specifically such provisions in any legal proceeding. Nothing contained in the preceding sentence shall be construed as prohibiting any party from pursuing any other remedies available at law or in equity for such breach or threatened breach of any such provision of this Agreement.

            (ii) The failure of any party to pursue any remedy for breach, or to insist upon the strict performance, of any covenant or condition contained in this Agreement shall not constitute a waiver thereof or of any other right with respect to any subsequent breach. Except as otherwise expressly set forth herein, rights and remedies under this Agreement are cumulative, and the pursuit of any one right or remedy by any party shall not preclude, or constitute a waiver of, the right to pursue any or all other rights or remedies. All rights and remedies provided under this Agreement are in addition to any other rights or remedies the parties may have by law, in equity or otherwise.

            29. Amendment and Waiver. No modification, amendment or waiver of any provision of, or consent required by, this Agreement, nor any consent to any departure from the terms of this Agreement, shall be effective unless it is in writing and signed by the parties hereto. Such modification, amendment, waiver or consent shall be effective only in the specific instance and for the purpose given.

            30. Further Assurances. Each party hereto hereby agrees to execute and deliver all such other and additional instruments and documents and do all such other acts and things as may be necessary to effectuate more fully this Agreement and carry on the business contemplated herein.

            31. Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date set forth above.


                                        KEY COMPONENTS, INC.

                                        By: /s/ [ILLEGIBLE]
                                           -------------------------------------
                                           Name:
                                           Title:


                                        KEY COMPONENTS, LLC

                                        By: /s/ [ILLEGIBLE]
                                           -------------------------------------
                                           Name:
                                           Title:


                                        SGC PARTNERS II LLC

                                        By:
                                           -------------------------------------
                                           Name:
                                           Title:


                                        KEYHOLD, INC.

                                        By:
                                           -------------------------------------
                                           Name:
                                           Title:

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date set forth above.


                                        KEY COMPONENTS, INC.

                                        By:
                                           -------------------------------------
                                           Name:
                                           Title:


                                        KEY COMPONENTS, LLC

                                        By:
                                           -------------------------------------
                                           Name:
                                           Title:


                                        SGC PARTNERS II LLC

                                        By: /s/ [ILLEGIBLE]
                                           -------------------------------------
                                           Name:
                                           Title:


                                        KEYHOLD, INC.

                                        By: /s/ [ILLEGIBLE]
                                           -------------------------------------
                                           Name:
                                           Title:

                                        KCI Shareholders:

                                        /s/ John S. Dyson
                                        ----------------------------------------
                                        John S. Dyson


                                        CHARLES H. DYSON 1976 TRUST

                                        By: /s/ John S. Dyson
                                           -------------------------------------
                                           Name:
                                           Trustee:


                                        CHARLES H. DYSON 1968 TRUST

                                        By: /s/ John S. Dyson
                                           -------------------------------------
                                           Name:
                                           Trustee:


                                        MARGARET DYSON 1968 TRUST

                                        By: /s/ John S. Dyson
                                           -------------------------------------
                                           Name:
                                           Trustee:


                                        ________________________________________
                                        Clay B. Lifflander

                                        KCI Shareholders:


                                        ----------------------------------------
                                        John S. Dyson


                                        CHARLES H. DYSON 1976 TRUST

                                        By:
                                           -------------------------------------
                                           Name:
                                           Trustee:


                                        CHARLES H. DYSON 1968 TRUST

                                        By:
                                           -------------------------------------
                                           Name:
                                           Trustee:


                                        MARGARET DYSON 1968 TRUST

                                        By:
                                           -------------------------------------
                                           Name:
                                           Trustee:

                                        /s/ Clay B. Lifflander
                                        ----------------------------------------
                                        Clay B. Lifflander

                                        /s/ Clay B. Lifflander
                                        ----------------------------------------
                                        Clay B. Lifflander as custodian for
                                        Olivia Lee Lifflander under the
                                        New York Uniform Gift to Minors Act


                                        /s/ Clay B. Lifflander
                                        ----------------------------------------
                                        Clay B. Lifflander as custodian for
                                        Hudson Bennett Lifflander under the New
                                        York Uniform Gift to Minors Act


                                        ________________________________________
                                        Alan L. Rivera


                                        ________________________________________
                                        David H. Bova


                                        ________________________________________
                                        George Scherer


                                        ________________________________________
                                        Robert B. Kay

                                        ----------------------------------------
                                        Clay B. Lifflander as custodian for
                                        Olivia Lee Lifflander under the
                                        New York Uniform Gift to Minors Act


                                        ----------------------------------------
                                        Clay B. Lifflander as custodian for
                                        Hudson Bennett Lifflander under the New
                                        York Uniform Gift to Minors Act

                                        /s/ Alan L. Rivera
                                        ----------------------------------------
                                        Alan L. Rivera


                                        ________________________________________
                                        David H. Bova


                                        ________________________________________
                                        George Scherer


                                        ________________________________________
                                        Robert B. Kay

                                        ----------------------------------------
                                        Clay B. Lifflander as custodian for
                                        Olivia Lee Lifflander under the
                                        New York Uniform Gift to Minors Act


                                        ----------------------------------------
                                        Clay B. Lifflander as custodian for
                                        Hudson Bennett Lifflander under the New
                                        York Uniform Gift to Minors Act


                                        ________________________________________
                                        Alan L. Rivera

                                        /s/ David H. Bova
                                        ----------------------------------------
                                        David H. Bova


                                        ________________________________________
                                        George Scherer


                                        ________________________________________
                                        Robert B. Kay

                                        ----------------------------------------
                                        Clay B. Lifflander as custodian for
                                        Olivia Lee Lifflander under the
                                        New York Uniform Gift to Minors Act


                                        ----------------------------------------
                                        Clay B. Lifflander as custodian for
                                        Hudson Bennett Lifflander under the New
                                        York Uniform Gift to Minors Act


                                        ________________________________________
                                        Alan L. Rivera


                                        ________________________________________
                                        David H. Bova

                                        /s/ George Scherer
                                        ----------------------------------------
                                        George Scherer


                                        ________________________________________
                                        Robert B. Kay

                                        ----------------------------------------
                                        Clay B. Lifflander as custodian for
                                        Olivia Lee Lifflander under the
                                        New York Uniform Gift to Minors Act


                                        ----------------------------------------
                                        Clay B. Lifflander as custodian for
                                        Hudson Bennett Lifflander under the New
                                        York Uniform Gift to Minors Act


                                        ________________________________________
                                        Alan L. Rivera


                                        ________________________________________
                                        David H. Bova


                                        ________________________________________
                                        George Scherer

                                        /s/ Robert B. Kay
                                        ----------------------------------------
                                        Robert B. Kay


                                       25